Exhibit 1(b)

CERTIFICATE OF NAME CHANGE AMENDMENT

TO

DECLARATION OF TRUST

OF

NUVEEN QUALITY PREFERRED INCOME FUND 2

The undersigned, being a majority of the Trustees of Nuveen Quality Preferred Income Fund 2 (the “Trust”), acting pursuant to the authority granted to the Trustees under Article XIII, Section 4(ii) of the Declaration of Trust made on the 24th day of June, 2002 by the initial Trustee thereunder (the “Declaration”), do hereby amend the Declaration, effective as of 9:00 a.m., Eastern time, on the 9th day of May 2016, as follows:

1.        Section 1 of Article I of the Declaration is amended to read in its entirety as follows:

Section 1.      Name. This Trust shall be known as the “Nuveen Preferred Securities Income Fund,” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

All references to the name of the Trust in the Declaration are hereby amended accordingly.

2.        Except as amended hereby, the Declaration remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 23rd day of April 2016.

/s/ William Adams IV	/s/ Jack B. Evans
William Adams IV as Trustee 333 West Wacker Drive Chicago, Illinois 60606	Jack B. Evans, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ William C. Hunter	/s/ David J. Kundert
William C. Hunter, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	David J. Kundert, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ John K. Nelson	/s/ William J. Schneider
John K. Nelson, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	William J. Schneider, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ Thomas S. Schreier, Jr.	/s/ Judith M. Stockdale
Thomas S. Schreier, Jr., as Trustee 333 West Wacker Drive Chicago, Illinois 60606	Judith M. Stockdale, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ Carole E. Stone	/s/ Terence J. Toth
Carole E. Stone, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	Terence J. Toth, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ Margaret L. Wolff
Margaret L. Wolff, as Trustee 333 West Wacker Drive Chicago, Illinois 60606